Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP’S NET INCOME UP 30% FOR

FIRST QUARTER OF 2006

AMERIS BANCORP (Nasdaq:ABCB), Moultrie, Georgia, reported net income of $5.1 million, or $0.39 per diluted share, for the quarter ended March 31, 2006, compared to net income for the same period in 2005 of $3.6 million, or $0.30 per diluted share. These results represent a 41.67% increase in net income and a 30.0% increase in diluted earnings per share over the same period in 2005.

Profitability of Core Balance Sheet Continues to Improve

Return on assets for the first quarter of 2006 improved to 1.20%, compared to 1.14% for the same quarter in 2005 and to 1.04% for the year to date period ending December 31, 2005. Return on equity also improved to 13.60% for the first quarter of 2006 compared to 11.80% for the first quarter of 2005 and to 10.87% for 2005. Ameris’s improved profitability resulted from several factors, the most prominent of which is the Company’s ability to maintain a steady to slightly improving net interest margin over the past year while growing earning assets at a healthy pace. In addition, Ameris’s efforts at placing more employees in sales and customer contact roles have resulted in improved efficiency ratios.

Significant Expansion of Net Interest Income and Total Revenue

Net interest income expanded in the first quarter to $16.4 million, an increase of 35.2% over the same quarter in 2005. Net interest income and each component of interest income and expense have been affected both by strong levels of internal growth and by the purchase of First National Banc, Inc. (“FNB”) late in the fourth quarter of 2005. Excluding the purchase of FNB, net interest income would have increased by approximately 20.9% in the first quarter of 2006, compared to the same quarter in 2005.

Total interest income increased to $27.1 million in the first quarter of 2006 compared to $17.6 million in the first quarter of 2005. Yields on earnings assets improved substantially as short term rates continued to climb. Yields on earning assets during the first quarter of 2006 were 7.13% compared to 6.21% in the same quarter of 2005. Total earning assets increased as well, growing $398.3 million to $1.55 billion at March 31, 2006.

Interest expense increased as well in the present interest rate environment. Interest expense on deposits increased from $3.5 million during the first quarter of 2005 to $8.6 million in the first quarter of 2006. Total interest expense, including the cost of non-deposit borrowings, increased to $10.7 million in the first quarter of 2006 compared to $5.4 million in the same quarter in 2005. Total cost of deposits increased from 1.44% in the first quarter of 2005 to 2.54% in the first quarter of 2006, while total cost of funds increased from 1.95% to 2.83% over the same time periods. Average non-interest bearing funds were 13.8% of total deposits during the first quarter of 2006 compared to 15.0% during the first quarter of 2005.

Balance Sheet Growth

Total assets at March 31, 2006 were $1.74 billion, an increase of $480 million and 38.1% over the $1.26 billion in total assets reported at the same time in 2005. Approximately $265 million of the growth in total assets resulted from the merger with FNB late in the fourth quarter of 2005. Excluding the assets acquired in the merger with FNB, Ameris reported growth in total assets of 17.1% when compared to the same period in 2005.

The pace of loan growth continued to be strong. The Company’s efforts to expand production capacities in markets have been successful with the addition of new producers in several attractive markets. Markets where production capacity has been expanded include Jacksonville, Orange Park, Gainesville and Tallahassee, Florida, St. Marys, Georgia and Dothan, Alabama. Loans increased $352.8 million in the first quarter of 2006 when compared to the same period in 2005, and $54.5 million when compared to balances at December 31, 2005.

Deposits grew at a slightly slower pace than loans, increasing to $1.42 billion at March 31, 2006, compared to $992 million at March 31, 2005 and to $1.38 billion at December 31, 2005. Deposits at quarter end represented 90.5% of our total funding compared to 87.8% a year ago. Significant efforts to improve the Company’s sales culture center mostly on deposit sales and have resulted in improved product delivery to the customer and have dramatically improved capacity to customize the relationship with each individual customer as the customer’s needs are known. The Company anticipates accelerated growth in core deposits from continued improvements in the Company’s deposit sales practices and from expanded sales forces in growth markets.

Efficiency Improvements

Efficiency improvements during the first quarter of 2006 result primarily from growth in revenue as opposed to reduced operating expenses. The Company’s efforts to continually improve the operational structure and its use of the related resources will accelerate as the remaining bank charters are collapsed. The collapse of the four remaining charters is anticipated to occur during the third quarter of 2006.

Ameris’s efficiency ratio improved solidly over the year resulting in an efficiency ratio of 59.57% in the first quarter of 2006 compared to 64.60% in the same quarter in 2005. The Company anticipates little improvement from the current level of efficiency as efforts to build and staff additional branches in several growth markets will likely replace most of the savings generated from improvements in its existing operational structure.

Credit Quality and the Provision for Loan Losses

Credit quality at March 31, 2006 showed a slight improvement from the previous quarter. Total non-performing assets at March 31, 2006 were 0.90% of total loans, compared to 0.90% at December 31, 2005. Significant resources have been committed to resolving several larger problem credits that were assumed in the FNB transactions in the fourth quarter of 2005 and the Company anticipates improvements from these efforts during the second quarter of 2006 and throughout the rest of the year.

Provision for loan losses in the first quarter of 2006 amounted to $510,000 compared to the $152,000 recorded in the first quarter of 2005. The Company’s allowance for loan losses was 1.84% and 1.80% of total loans at March 31, 2006 and 2005, respectively. Additional levels of loan loss provision expense were related primarily to loan growth experienced in the quarter.

One Time Gain Expected

During the first quarter of 2006, Ameris negotiated a definitive agreement with another bank for the purpose of selling one of its Florida bank charters for $1 million. Ameris expects to complete the transaction in conjunction with the collapse of the charter and will have the opportunity to retain its employees, offices and customers. The transaction is subject to the approval of various regulatory agencies and is expected to close during the third quarter of 2006.

Ameris Bancorp is headquartered in Moultrie, Georgia, and has 42 locations in Georgia, Alabama and northern Florida.

***********************************************************************************************************

Ameris Bancorp Common Stock is quoted on the NASDAQ National Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	March 2005
EARNINGS
Net Income	$5,100	$2,723	$3,905	$3,500	$3,600

PER COMMON SHARE DATA
Earnings per share:
Basic	0.39	0.22	0.33	0.29	0.31
Diluted	0.39	0.22	0.33	0.29	0.30
Cash Dividends per share	0.14	0.14	0.14	0.14	0.14
Book value per share (period end)	11.67	11.48	10.67	10.54	10.28
Tangible book value per share (period end)	7.67	7.64	8.30	8.15	7.93
Weighted average number of shares:
Basic	12,951,765	12,232,165	11,865,107	11,849,739	11,783,131
Diluted	13,102,633	12,365,296	11,990,917	11,958,176	11,885,081
Period-end number of shares	12,967,576	12,952,318	11,865,991	11,866,295	11,854,680
Market data:
High closing price	23.29	20.99	20.32	19.20	20.00
Low closing price	19.71	17.57	17.60	16.42	15.22
Period end closing price	23.26	19.84	19.19	18.08	16.89
Average daily volume	15,952	13,687	14,611	16,777	19,851

PERFORMANCE RATIOS
Return on average assets	1.20%	0.77%	1.18%	1.10%	1.14%
Return on average equity	13.60%	8.51%	12.40%	11.29%	11.80%
Earning asset yield (TE)	7.13%	6.97%	6.68%	6.35%	6.21%
Total cost of funds	2.83%	2.58%	2.39%	2.11%	1.95%
Net interest margin (TE)	4.32%	4.46%	4.35%	4.30%	4.30%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	12.48%	13.27%	15.08%	15.99%	16.68%
Efficiency ratio	59.57%	74.71%	61.16%	62.84%	64.60%

CAPITAL ADEQUACY
Equity to assets	8.71%	8.76%	9.24%	9.58%	9.67%
Tangible common equity to assets	6.03%	6.01%	7.34%	7.58%	7.63%

OTHER PERIOD-END DATA
FTE Headcount	584	585	523	533	536
Assets per FTE	$2,977	$2,901	$2,620	$2,449	$2,351
Branch locations	42	42	37	37	37
Deposits per branch location	$33,840	$32,744	$29,005	$27,260	$26,822

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	March 2005
INCOME STATEMENT

Interest income
Interest and fees on loans	$23,476	$19,836	$18,140	$16,209	$15,053
Interest on taxable securities	2,742	2,186	2,138	2,149	2,074
Interest on nontaxable securities	98	43	40	37	43
Interest on deposits in other banks	667	774	176	45	352
Interest on federal funds sold	158	53	—	155	36

Total interest income	27,141	22,892	20,494	18,595	17,558

Interest expense
Interest on deposits	8,628	6,238	4,861	4,020	3,510
Interest on federal funds purchased and securities sold under agreements to repurchase	33	38	24	20	21
Interest on other borrowings	2,088	2,015	2,297	1,986	1,904

Total interest expense	10,749	8,291	7,182	6,026	5,435

Net interest income	16,392	14,601	13,312	12,569	12,123

Provision for loan losses	510	28	718	753	152

Net interest income after provision for loan losses	15,882	14,573	12,594	11,816	11,971

Noninterest income
Service charges on deposit accounts	2,631	2,695	2,690	2,625	2,418
Other service charges, commissions and fees	719	286	843	881	860
Other	535	191	121	46	265
Gain(loss) on sale of securities	9	(452)	—	—	61

Total noninterest income	3,894	2,720	3,654	3,552	3,604

Noninterest expense
Salaries and employee benefits	6,624	5,205	5,675	5,665	5,938
Equipment and occupancy expense	1,353	1,033	1,423	1,273	1,202
Amortization of intangible assets	209	206	204	198	211
Other operating expenses	3,899	6,496	3,075	2,995	2,808

Total noninterest expense	12,085	12,940	10,377	10,131	10,159

Operating Profit	7,691	4,353	5,871	5,237	5,416

Provision for income taxes	2,591	1,630	1,966	1,737	1,816

Net Income	$5,100	$2,723	$3,905	$3,500	$3,600

Diluted earnings per share	0.39	0.22	0.33	0.30	0.30

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	March 2005
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$67,570	$74,420	$47,548	$40,070	$41,079
Federal funds sold & interest bearing balances	56,998	99,781	42,021	17,948	53,350
Securities available for sale, at fair value	279,981	235,145	207,832	218,371	210,938

Loans	1,241,144	1,186,601	1,004,614	962,412	888,368
Less: allowance for loan losses	22,790	22,294	17,261	16,557	15,976

Loans, net	1,218,354	1,164,307	987,353	945,855	872,392

Premises and equipment, net	40,194	39,606	28,355	28,218	27,870
Intangible assets, net	6,203	6,412	3,091	3,296	3,495
Goodwill	43,304	43,304	25,054	25,054	24,325
Other assets	25,818	34,234	29,185	26,344	26,582

Total Assets	$1,738,422	$1,697,209	$1,370,439	$1,305,156	$1,260,031

Liabilities
Deposits:
Noninterest-bearing demand	$193,869	$200,840	$153,946	$150,930	$146,682
Interest-bearing demand	423,682	420,248	312,880	311,220	315,951
Savings	73,532	73,268	70,911	72,700	77,369
Time deposits	730,194	680,876	535,440	501,013	452,407

Total deposits	1,421,277	1,375,232	1,073,177	1,035,863	992,409
Federal funds purchased & securities sold under agreements to repurchase	8,502	10,307	5,448	6,387	6,809
Other borrowings	100,095	106,022	121,130	95,237	95,298
Other liabilities	16,474	16,223	8,507	7,018	8,069
Subordinated deferrable interest debentures	40,722	40,722	35,567	35,567	35,567

Total liabilities	1,587,070	1,548,506	1,243,829	1,180,072	1,138,152

Stockholders’ equity
Common stock	14,286	14,271	13,184	13,181	13,160
Capital surplus	67,520	67,381	46,202	46,173	45,828
Retained earnings	83,892	80,683	79,791	77,549	75,708
Accumulated other comprehensive loss	(3,442)	(2,625)	(1,490)	(736)	(2,149)
Unearned compensation	(423)	(526)	(603)	(681)	(448)
Less treasury stock	(10,481)	(10,481)	(10,474)	(10,402)	(10,220)

Total stockholders’ equity	151,352	148,703	126,610	125,084	121,879

Total liabilities and stockholders’ equity	$1,738,422	$1,697,209	$1,370,439	$1,305,156	$1,260,031

Other Balance Sheet Data
Earning Assets	1,578,123	1,530,124	1,262,849	1,205,965	1,159,778
Intangible Assets	49,507	49,716	28,145	28,350	27,820
Interest bearing liabilities	1,376,727	1,331,443	1,081,376	1,022,124	983,400

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	March 2005
ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$22,294	$17,261	$16,557	$15,976	$15,493
Acquired Reserves	—	5,528	—	—	—
Provision for loan loss	510	28	718	753	152

Charge-offs	200	863	321	625	346
Recoveries	(214)	(340)	(307)	(453)	(677)

Net charge-offs (recoveries)	(14)	523	14	172	(331)

Ending balance	$22,790	$22,294	$17,261	$16,557	$15,976

As a percentage of loans	1.84%	1.88%	1.72%	1.72%	1.80%
As a percentage of nonperforming loans	233.46%	232.57%	437.65%	377.50%	312.58%
As a percentage of nonperforming assets	204.61%	207.68%	383.32%	323.25%	288.27%

Net Charge-off information
Charge-offs
Commercial	$50	$385	$55	$167	$42
Installment	81	259	113	202	145
Real Estate	—	199	81	155	108
Agriculture	69	18	72	97	44
Other	—	2	—	4	7

Total charge-offs	200	863	321	625	346

Recoveries
Commercial	124	150	182	138	132
Installment	78	100	50	64	94
Real Estate	3	42	55	147	399
Agriculture	8	47	17	99	50
Other	1	1	3	5	2

Total recoveries	214	340	307	453	677

Net charge-offs (recoveries)	$(14)	$523	$14	$172	$(331)

Non-accrual loans	9,762	9,586	3,944	4,386	5,111
Foreclosed assets	1,376	1,149	559	736	431
Total non-performing assets	11,138	10,735	4,503	5,122	5,542
Non-performing assets as a percent of loans and foreclosed assets	0.90%	0.90%	0.45%	0.53%	0.62%

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	Mar. 2005
AVERAGE BALANCES

Short term assets	$69,529	$62,080	$20,376	$25,691	$58,266
Investment securities	265,680	215,867	220,283	226,724	217,662
Loans	1,213,916	1,028,705	981,895	925,652	874,946

Total Earning Assets	1,549,125	1,306,652	1,222,554	1,178,067	1,150,874

Noninterest bearing deposits	190,075	161,398	152,521	149,068	148,528
Interest bearing deposits	409,215	332,980	310,807	319,203	314,852
Savings	73,062	70,502	71,927	74,768	79,504
CDs	707,895	568,205	514,614	462,829	446,798

Deposits	1,380,247	1,133,085	1,049,869	1,005,868	989,682

FHLB advances	100,866	97,794	99,869	99,907	101,729
Subordinated debentures	40,722	36,426	35,567	35,567	35,567
Other borrowings	17,664	8,879	5,856	5,830	6,196

Total non-deposit funding	159,252	143,099	141,292	141,304	143,492

Total funding	$1,539,499	$1,276,184	$1,191,161	$1,147,172	$1,133,174

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	Mar. 2005
INTEREST INCOME/EXPENSE

Short term assets	$825	$827	$176	$200	$388
Investment securities (TE)	2,890	2,252	2,199	2,207	2,139
Loans (TE)	23,529	19,890	18,197	16,258	15,106

Total Earning Assets	27,244	22,969	20,572	18,665	17,633

Noninterest bearing deposits	—	—	—	—	—
Interest bearing deposits	1,635	1,279	906	766	658
Savings	174	167	153	138	121
CDs	6,819	4,792	3,802	3,116	2,731

Deposits	8,628	6,238	4,861	4,020	3,510

FHLB advances	1,129	1,174	1,135	1,042	1,025
Subordinated debentures	884	800	800	801	800
Other borrowings	108	79	386	163	100

Total non-deposit funding	2,121	2,053	2,321	2,006	1,925

Total funding	$10,749	$8,291	$7,182	$6,026	$5,435

Net Interest Income (TE)	$16,495	$14,678	$13,390	$12,639	$12,198

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	Mar. 2005
YIELDS (1)

Short term assets	4.81%	5.29%	3.43%	3.12%	2.70%
Investment securities	4.41%	4.14%	3.96%	3.90%	3.99%
Loans	7.86%	7.67%	7.35%	7.04%	7.00%
Total Earning Assets (2)	7.13%	6.97%	6.68%	6.35%	6.21%

Noninterest bearing deposits
Interest bearing deposits	1.62%	1.52%	1.16%	0.96%	0.85%
Savings	0.97%	0.94%	0.84%	0.74%	0.62%
CDs	3.91%	3.35%	2.93%	2.70%	2.48%
Deposits	2.54%	2.18%	1.84%	1.60%	1.44%

FHLB advances	4.54%	4.76%	4.51%	4.18%	4.09%
Subordinated debentures	8.80%	8.71%	8.92%	9.03%	9.12%
Other borrowings	2.48%	3.53%	5.62%	5.85%	6.55%
Total non-deposit funding	5.40%	5.69%	6.52%	5.69%	5.44%

Total funding (3)	2.83%	2.58%	2.39%	2.11%	1.95%

Net interest spread	4.30%	4.40%	4.28%	4.25%	4.27%

Net interest margin	4.32%	4.46%	4.35%	4.30%	4.30%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on average interest bearing liabilities.